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                                                                  EXHIBIT 10.135





                                 January 9, 1995




RCS Video International Services B.V.
Museumplein II
1071 DJ Amsterdam
Netherlands

     RE:  PARTICIPATION INTEREST


     This letter will confirm our agreement that RCS Video International Services B.V. ("RCS") will purchase from the undersigned, Cutthroat Management Inc. ("CMI") a participation interest as provided below. Capitalized terms not defined herein shall have the respective meanings assigned to such terms in the Agreement of Limited Partnership of Cutthroat Productions, L.P. ("Cutthroat L.P.") entered into as of December 18, 1994 among CMI, Tele-Communications Inc. and LSC+ Investments Inc. attached hereto as Exhibit "A" (the "Partnership Agreement").

     1. PARTICIPATION INTEREST. The "Participation Interest" shall mean the right to receive from CMI amounts equal to the RCS Percentage (defined below) times the amount of any distribution made to TCI or LSC+ pursuant to Section 4.1 of the Partnership Agreement ("LP Distribution"). "RCS Percentage" equals $1,500,000 divided by an amount equal to the aggregate of TCI's and LSC+'s Initial Capital Contributions and Additional Capital Contributions. Based on the foregoing calculation, it is understood that as of the date hereof and until Additional Capital Contributions are made by TCI or LSC+, the RCS Percentage shall equal 25%.

     2. PURCHASE. The purchase price to be paid to CMI by RCS for the Participation Interest shall be $1,500,000 (the "Purchase Price"). The closing for the purchase of the Participation Interest shall take place on January 10, 1995 and will consist of the payment by RCS of an amount equal to the Purchase Price in immediately available funds by wire transfer as CMI may direct.


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RCS Video International Services B.V.
January 9, 1995
Page 2


     3. PARTICIPATION INTEREST PAYMENT DATES. Subject to CMI's receipt of the Purchase Price as provided above, CMI will pay to RCS the amount due under paragraph 1 of this letter within three business days after an LP Distribution in immediately available funds by wire transfer as RCS may direct.

     4. ASSIGNMENT RIGHTS. CMI may assign its rights or delegate its obligations under this letter agreement to any Person if (x) such assignment or delegation is consented and agreed to in writing by RCS or (y) such assignment or delegation is to a transferee of CMI's interest as General Partner. Subject to the foregoing, this letter agreement shall inure to the benefit of and be binding upon the successors and assigns of each party.

     5. NATURE OF OBLIGATION. The Participation Interest represents solely the right to receive the specified payments from the specified sources of CMI if and when (if ever) available and is not an absolute payment obligation. RCS has no rights as General Partner and no right or interest in Cutthroat L.P.

     6.   MISCELLANEOUS.

          (a) This letter agreement will be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and fully performed therein.

          (b) This letter agreement contains the entire understanding of the parties relating to the subject matter hereof and supersedes any prior understanding or agreements of the parties.

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RCS Video International Services B.V.
January 9, 1995
Page 3


          (c) This letter agreement may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                                        Cutthroat Management Inc.


                                        By:   /s/ Robert W. Goldsmith
                                           ---------------------------
                                        Its:  Corporate Secretary
                                           ---------------------------


Agreed and accepted:

RCS Video International Services B.V.


By:   /s/ Luigi Predieri
   ----------------------------------
Its:   Managing Director
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